UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2017
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 22, 2017, Marathon Oil Corporation (“MRO” or the “Company”) appointed Dane E. Whitehead as executive vice president and Chief Financial Officer, with an anticipated effective date of March 6, 2017 (“Effective Date”).
Mr. Whitehead, 55, has most recently served as executive vice president and Chief Financial Officer of both EP Energy Corporation and EP Energy LLC since May 2012. He was senior vice president of Strategy and Enterprise Business Development and a member of El Paso Corporation’s executive committee from 2009 to 2012. He joined El Paso Exploration & Production Company as senior vice president and Chief Financial Officer in 2006. Prior to that, Whitehead was vice president, controller and chief accounting officer of Burlington Resources Inc., and formerly senior vice president and CFO of Burlington Resources Canada. Mr. Whitehead began his career as an independent accountant with Coopers and Lybrand. He holds a Bachelor’s degree in Accounting from the University of Washington, and is a member of the American Institute of Certified Public Accountants. Mr. Whitehead has no family relationship with any executive officer or director of MRO reportable under Item 401(d) of Regulation S-K.

As executive vice president and CFO, Mr. Whitehead will receive a base salary of $575,000 per year. He will participate in both the Company’s annual (i) cash bonus program with a target award of 85% of base salary and (ii) long-term incentive awards program with a target value of $2,200,000. Mr. Whitehead will also receive a sign-on grant of (i) Company restricted stock with an intended value of $2,400,000 and (ii) stock options with an intended value of $500,000, each of which will be granted as soon as administratively feasible after he has commenced employment, and will vest pro-rata over three years. Additionally, Mr. Whitehead will receive a cash sign-on bonus of $1,270,000 within 30 days of commencing employment. All of this cash sign-on bonus must be repaid if he resigns before the first anniversary of his commencement of employment, and 50% must be repaid if he resigns before the second anniversary of his commencement of employment. Mr. Whitehead will also participate in the Company’s employee benefit plans and programs in accordance with their terms. Those plans are outlined in the Company's 2016 Proxy Statement. Mr. Whitehead will not have an employment agreement with the Company. Mr. Whitehead and MRO entered into a liquidated damages agreement whereby MRO has agreed to pay Mr. Whitehead $1,845,000 should MRO (i) decline to employ Mr. Whitehead as its executive vice president and Chief Financial Officer or (ii) materially change the terms of his employment in a manner detrimental to Mr. Whitehead.

On the Effective Date, Patrick J. Wagner, interim chief financial officer, will return to his leadership role as senior vice president – Corporate Development and Strategy.

A press release dated February 23, 2017, announcing the appointment of Dane E. Whitehead as executive vice president and Chief Financial Officer has been filed as Exhibit 99.1 to this Report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press release issued by Marathon Oil Corporation, dated February 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

February 23, 2017	By:	/s/ Gary E. Wilson
Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index
99.1    Press release issued by Marathon Oil Corporation, dated February 23, 2017.